                                                                    EXHIBIT 99.1


                                (front of card)

                            USA WASTE SERVICES, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                                     , 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            USA WASTE SERVICES, INC


         The undersigned holder of common stock ("Common Stock"), par value $0.01 per share, of USA Waste Services, Inc., a Delaware corporation ("USA Waste"), hereby appoints John E. Drury, Earl E. DeFrates and Gregory T. Sangalis, and each of them acting individually, with full power of substitution and revocation, as proxies for the undersigned to act and vote at the Special
Meeting of stockholders of USA Waste to be held on       , 1996, at    a.m.,
local time, at        (the "Special Meeting"), and any adjournments and
postponements thereof, and thereat to cast all votes of all shares of Common Stock that the undersigned would be entitled to cast if then personally present for the purposes listed on the reverse side hereof.

         HOLDERS OF SHARES OF COMMON STOCK ARE NOT ENTITLED TO DISSENTERS' APPRAISAL RIGHTS UNDER THE DELAWARE GENERAL CORPORATION LAW IN CONNECTION WITH THE PROPOSED MERGER OF USA WASTE TO BE CONSIDERED AND VOTED UPON AS SET FORTH ON THE REVERSE SIDE HEREOF.

         This Proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS PROXY. This Proxy may be revoked at any time before it is voted at the Special Meeting by either (i) (a) executing and returning a proxy bearing a later date or (b) filing written notice of such revocation with USA Waste, at 5400 LBJ Freeway, Suite 300 - Tower One, Dallas, Texas 75240, fax number (214) 383-7919, Attention: Gregory T. Sangalis, or (ii) attending the Special Meeting and voting in person.

                                (Continued and to be signed on the reverse side)

                             (reverse side of card)

                       (continued from the reverse side)

ITEM 1:

THE BOARD OF DIRECTORS OF USA WASTE SERVICES, INC. RECOMMENDS A VOTE FOR ITEM 1.

To consider and vote upon a proposal to (i) approve and adopt the Agreement and Plan of Merger dated as of June 22, 1996 (the "Merger Agreement"), by and among USA Waste, Quatro Acquisition Corp., a Delaware corporation ("Acquisition"), and Sanifill, Inc., a Delaware corporation ("Sanifill"), and (ii) approve the transactions contemplated by the Merger Agreement, including, but not limited to, the merger of Acquisition with and into Sanifill.

 For                               Against                           Abstain
 [ ]                                 [ ]                              [ ]



                                           Date                           , 1996
                                               ---------------------------



                                           -------------------------------------
                                           Signature


                                           -------------------------------------
                                           Signature if held jointly

ITEM 2:

THE BOARD OF DIRECTORS OF USA WASTE SERVICES, INC. RECOMMENDS A VOTE FOR ITEM 2.

To consider and vote upon a proposal to amend the Restated Certificate of Incorporation of USA Waste to increase its authorized shares of Common Stock from 1,500,000 to 5,000,000.

 For                               Against                           Abstain
 [ ]                                 [ ]                              [ ]



                                           Date                           , 1996
                                               ---------------------------



                                           -------------------------------------
                                           Signature


                                           -------------------------------------
                                           Signature if held jointly


     Please mark, date and sign exactly as your name(s) appear(s) above on the face side hereof and return in the enclosed envelope.
          If acting as attorney, executor, administrator, trustee,
         guardian, etc., please give full title.  If the signer is a corporation, please sign the full corporate name, by fully authorized officer. If shares are held jointly, each stockholder named should sign.